UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2005

DIODES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-5740 (Commission File Number)	95-2039518 (I.R.S. Employer Identification No.)

3050 East Hillcrest Drive Westlake Village, California (Address of principal executive offices)	91362 (Zip Code)

(805) 446-4800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Agreement.

On August 29, 2005, Diodes Incorporated (the "Company") entered into a Second Amendment to its U.S. credit agreement with Union Bank of California, N.A. Under the amended credit agreement, the Company now has available a revolving credit commitment of up to $20.0 million (increased from $7.5 million), including a $5.0 million letter of credit sub-facility, and a term loan facility of $5.0 million.

The revolving credit commitment expires August 29, 2008, and the term loan, which amortizes monthly, matures on August 29, 2010. As of June 30, 2005, the Company had no revolving credit loans outstanding.

Loans to the Company under this facility are guaranteed by its subsidiary, FabTech, Inc.

The $5.0 million term note ($4.1 million outstanding at June 30, 2005) under this credit facility is a loan directly to FabTech, which is guaranteed by the Company.

All loans under this credit facility are collateralized by all of the Company’s and FabTech’s accounts, instruments, chattel paper, documents, general intangibles, inventory, equipment, furniture and fixtures, pursuant to security agreements entered into by the Company and FabTech, Inc. in connection with these credit arrangements.

Both the revolving credit commitment and the term loan bear interest at LIBOR plus 1.15% (the effective rate based on the prior credit agreement terms was LIBOR plus 1.625%).

The purpose of the revolving credit facility is for domestic working capital purposes, and to fund permitted acquisitions.

This credit facility contains covenants that require the Company to maintain a leverage ratio not greater than 2.25 to 1.0, an interest expense coverage ratio of not less than 2.0 to 1.0 and a current ratio of not less than 1.0 to 1.0. It also requires the Company to achieve a net profit after taxes, as of the last day of each fiscal quarter, for the two consecutive fiscal quarters of not less than $1. The credit agreement permits dividends paid to stockholders such that the dividend does not exceed an amount equal to 50.0% of net profit after taxes for such fiscal year.

In addition, this credit facility limits the Company's ability to dispose of assets, incur additional indebtedness, engage in liquidation or merger, partnership or other combination (except permitted acquisitions). This credit facility also contains customary representations, warranties, affirmative and negative covenants and events of default.

The foregoing summary is qualified in its entirety by reference to the copies of the Second Amendment to Amended and Restated Credit Agreement and the various related agreements attached as exhibits to this Report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

10.59	Second Amendment to Amended and Restated Credit Agreement dated as of August 29, 2005, between Diodes Incorporated and Union Bank of California, N.A.

10.60	Covenant Agreement dated as of August 29, 2005, between FabTech, Inc. and Union Bank of California, N.A.

10.61	Revolving Note dated as of August 29, 2005, of Diodes Incorporated payable to Union Bank of California, N.A.

10.62	Term Note dated as of August 29, 2005, of FabTech, Inc. payable to Union Bank of California, N.A.

10.63	Security Agreement dated as of February 27, 2003, between the Company and Union Bank of California, N.A.

10.64	Security Agreement dated as of February 27, 2003, between FabTech, Inc. and Union Bank of California, N.A.

10.65	Continuing Guaranty dated as of December 1, 2000, between the Company and Union Bank of California, N.A.

10.66	Continuing Guaranty dated as of December 1, 2000, between FabTech, Inc. and Union Bank of California, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIODES INCORPORATED

Date: August 31, 2005	By:	/s/ Carl C. Wertz
Carl C. Wertz, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.59	Second Amendment to Amended and Restated Credit Agreement dated as of August 29, 2005, between Diodes Incorporated and Union Bank of California, N.A.

10.60	Covenant Agreement dated as of August 29, 2005, between FabTech, Inc. and Union Bank of California, N.A.

10.61	Revolving Note dated as of August 29, 2005, of Diodes Incorporated payable to Union Bank of California, N.A.

10.62	Term Note dated as of August 29, 2005, of FabTech, Inc. payable to Union Bank of California, N.A.

10.63	Security Agreement dated as of February 27, 2003, between the Company and Union Bank of California, N.A.

10.64	Security Agreement dated as of February 27, 2003, between FabTech, Inc. and Union Bank of California, N.A.

10.65	Continuing Guaranty dated as of December 1, 2000, between the Company and Union Bank of California, N.A.

10.66	Continuing Guaranty dated as of December 1, 2000, between FabTech, Inc. and Union Bank of California, N.A.